Exhibit 5.1

GREENBERG TRAURIG, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

October 7, 2022

Aqua Metals, Inc.

5370 Kietzke Lane, Suite 201

Reno, Nevada 89511

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aqua Metals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), relating to the registration by the Company of (i) senior debt securities (the “Senior Debt Securities”); (ii) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iii) common stock, par value $0.001 per share (the “Common Stock”); (iv) units comprised of one or more of Debt Securities, Common Stock and Warrants (the “Units”); (vi) warrants to purchase Debt Securities, Common Stock and/or Units (the “Warrants”); and (vii) subscription rights (“Rights”) to purchase Debt Securities, Common Stock, and/or Units, or any combination of the foregoing (collectively, the “Securities”). The Securities may be sold or delivered from time to time as set forth in the prospectus that is a part of the Registration Statement (the “Base Prospectus”) and as may be set forth in one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”), pursuant to Rule 415 under the Securities Act.

The Senior Debt Securities may be issued pursuant to a senior indenture (together with any supplemental indentures relating to the Senior Debt Securities, the “Senior Indenture”) to be entered into between the Company and a trustee to be named in the Senior Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Subordinated Debt Securities may be issued pursuant to a subordinated indenture (together with any supplemental indentures relating to the Subordinated Debt Securities, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) to be entered into between the Company and a trustee to be named in the Subordinated Indenture and duly qualified under the Trust Indenture Act. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.  The Rights may be issued pursuant to a subscription rights agreement (“Rights Agreement”) between the Company and a bank or trust company as rights agent.

We are also acting as counsel for the Company in connection with the Prospectus Supplement included in the Registration Statement (the “Sales Agreement Prospectus”) relating to the issuance and sale of shares of Common Stock having an aggregate offering price of up to $30,000,000 (the “Sales Agreement Shares”) under a, At the Market Issuance Sales Agreement dated June 5, 2020 between the Company and B. Riley Securities, Inc. (the “Sales Agreement”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently verified the matters set forth in such certificates. We have assumed that (i) other than for the Sales Agreement Shares, one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus and the applicable Prospectus Supplement; (iii) in the case of Debt Securities, (a) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (b) the applicable Indenture will be duly qualified under the Trust Indenture Act, and the applicable trustee will be duly eligible to serve as trustee, and (c) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture; (iv) any Unit Agreement, Warrant Agreement or Rights Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company; (v) other than for the Sales Agreement Shares, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (vi) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; and (viii) the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that:

1.         With respect to the Debt Securities, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.         With respect to the Common Stock (other than the Sales Agreement Shares), when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

3.         With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.         With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.         With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Rights Agreement relating to the Rights has been duly authorized, executed and delivered, (iii) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and the Authorizing Resolutions, (iv) the Rights have been duly executed and countersigned in accordance with the applicable Rights Agreement and issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable standby underwriting or standby purchase agreement or other agreement, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6         With respect to the Sales Agreement Shares, such Sales Agreement Shares have been duly authorized for issuance and, when (i) the Registration Statement has become effective under the Securities Act and (ii) the Sales Agreement Shares have been issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Sales Agreement Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Base Prospectus and Sales Agreement Prospectus made part of the Registration Statement.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP